*040101*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

| | |
|---|---|
| Filed in the office of [signature] Ross Miller Secretary of State State of Nevada | Document Number 20120720929-54<br>Filing Date and Time 10/23/2012 2:10 PM<br>Entity Number E0551642012-0 |

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** BLUTEK INNOVATIONS CORP

**2. Registered Agent for Service of Process:** (check only one box)

[X] Commercial Registered Agent: INCSMART.BIZ, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address / City / Nevada / Zip Code

Mailing Address (if different from street address) / City / Nevada / Zip Code

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ 0.001 Number of shares *without par value:* 0

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) HUGH TZE-SEE ATTACHED
Name

RM 1104, CRAWFORD HOUSE, / CENTRAL, HONG KONG / CH / 00000
Street Address / City / State / Zip Code

2)
Name

Street Address / City / State / Zip Code

**5. Purpose:** (optional; see instructions)

*The purpose of the corporation shall be:* ANY LEGAL PURPOSE

**6. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

W. SCOTT LAW-SEE ATTACHED
Name

X W. SCOTT LAWLER
Incorporator Signature

4960 S. GILBERT RD., SUIT / CHANDLER / AZ / 85249
Address / City / State / Zip Code

**7. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity.*

X INCSMART.BIZ, INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

10/23/2012
Date

*This form must be accompanied by appropriate fees.*

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

***CONTINUED***

***Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators***

| | |
|---|---|
| **ENTITY NAME:** | BLUTEK INNOVATIONS CORP |

| | |
|---|---|
| **FOREIGN NAME TRANSLATION:** | Not Applicable |

| | |
|---|---|
| **PURPOSE** | ANY LEGAL PURPOSE |

| | |
|---|---|
| **REGISTERED AGENT NAME:** | INCSMART.BIZ, INC. |
| **STREET ADDRESS:** | Not Applicable |
| **MAILING ADDRESS:** | Not Applicable |

| ADDITIONAL | Directors/Trustees |
|---|---|
| Name: HUGH TZE | |
| Address: RM 1104, CRAWFORD HOUSE, 70 QUEEN'S ROAD CENTRAL | |
| City: CENTRAL, HONG KONG, CHINA | |
| State: CH | |
| Zip Code: 00000 | |

| ADDITIONAL | Incorporators |
|---|---|
| Name: W. SCOTT LAWLER | |
| Address: 4960 S. GILBERT RD., SUITE 1-111 | |
| City: CHANDLER | |
| State: AZ | |
| Zip Code: 85249 | |

SECRETARY OF STATE

STATE OF NEVADA

# CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **BLUTEK INNOVATIONS CORP**, did on October 23, 2012, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 25, 2012.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20121023-2828
You may verify this certificate
online at **http://www.nvsos.gov/**

**ATTACHMENT TO**

**ARTICLES OF INCORPORATION**

**FIRST.** The name of the corporation is:

**Blutek Innovations Corp.**

**SECOND.** Its registered office in the State of Nevada is located at 3256 Mystic Ridge Ct., Las Vegas, NV 89129. The Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as with the State of Nevada.

**THIRD.** The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

(C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period

is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D) Shall have power to sue and be sued in any court of law or equity.

(E) Shall have power to make contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make By-laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

(J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of capital stock of, or any bonds, securities or evidences of the indebtedness created by , any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and

dependencies of the United States, the District of Columbia, and any foreign countries.

(O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

(P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

(Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

**FOURTH**. That the total number of common stock authorized that may be issued by the Corporation is SEVENTY FIVE MILLION (75,000,000) shares of stock with a nominal par value of $0.001 and no other class of stock shall be authorized. Said shares may be issued by the corporation, from time to time, for such considerations as may be fixed by the Board of Directors.

**FIFTH.** The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such

manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The name and address of the first board of Directs shall be one (1) in number and listed as follows:

| NAME | ADDRESS |
|---|---|
| Hugh Tze | Rm 1104, Crawford House<br>70 Queen's Road Central<br>Central, Hong Kong |

**SIXTH.** The capital stock, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

**SEVENTH.** The name and address of the Incorporator signing the Articles of Incorporation is as follows:

| NAME | ADDRESS |
|---|---|
| W. Scott Lawler | 4960 S. Gilbert Rd.,<br>Suite 1-111<br>Chandler, AZ 85249 |

**EIGHTH.** The registered agent for this corporation shall be:

**INCSMART.BIZ.COM**

The address of said agent, and, the registered or statutory address of this corporation in the State of Nevada, shall be:

3256 Mystic Ridge Ct.
Las Vegas, NV 89129

**NINTH.** The corporation is to have perpetual existence.

__TENTH.__ In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for the purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the corporation.

__ELEVENTH.__ No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

**TWELFTH.** No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.3000 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

**THIRTEENTH.** This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

*181102*

# Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

**This form may be submitted by:** a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Acceptance of Appointment by Registered Agent

In the matter of Blutek Innovations Corp.
Name of Represented Business Entity

I, IncSmart.biz Inc am a:
Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) X commercial registered agent listed with the Nevada Secretary of State,

b) noncommercial registered agent with the following address for service of process:

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

and hereby state that on 10/23/2012 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

10/23/2012
Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

Date